Investor Contact	7930 Jones Branch Drive
Jill Slattery	McLean, VA 22102
+1 703 883 6043	ir.hilton.com

Media Contact
Nigel Glennie
+1 703 883 5262

Hilton Reports Third Quarter Results

MCLEAN, VA (October 24, 2018) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its third quarter 2018 results. All results herein, including prior year periods, reflect the adoption of new accounting standards, including Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). Highlights include:

•
Diluted EPS was $0.54 for the third quarter, a 10 percent increase from the same period in 2017, and diluted EPS, adjusted for special items, was $0.77, a 38 percent increase from the same period in 2017

•	Net income for the third quarter was $164 million, a modest increase from the same period in 2017

•	Adjusted EBITDA for the third quarter was $557 million, an increase of 9 percent from the same period in 2017

•	System-wide comparable RevPAR increased 2.0 percent on a currency neutral basis for the third quarter from the same period in 2017

•
Approved 29,200 new rooms for development during the quarter, growing Hilton's development pipeline to more than 371,000 rooms as of September 30, 2018, representing 11 percent growth from September 30, 2017

•	Opened 16,100 rooms in the third quarter and achieved net unit growth of 14,800 rooms, which was a 24 percent increase from the same period in 2017

•	Launched urban, lifestyle micro-hotel brand, Motto by Hilton

•	Repurchased over 1.5 million shares of Hilton common stock for an aggregate cost of $122 million during the third quarter

•	Returned $1.7 billion to stockholders through October in the form of share repurchases and dividends

•
Full year 2018 system-wide RevPAR is expected to increase between 3.0 percent and 3.5 percent on a comparable and currency neutral basis compared to 2017; Full year 2018 Adjusted EBITDA is expected to be between $2,075 million and $2,095 million

•
Full year 2019 system-wide RevPAR is expected to increase between 2.0 percent and 4.0 percent on a comparable and currency neutral basis compared to 2018; net unit growth is expected to be approximately 6 percent to 7 percent

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We delivered solid third quarter results, as our resilient business model drove Adjusted EBITDA to the high end of guidance and diluted EPS, adjusted for special items, above expectations. Calendar shifts and weather impacts tempered reported RevPAR growth, but fundamentals remain strong. We continue to feel optimistic about overall demand trends for the balance of the year and into 2019. Additionally, we are excited to expand our global presence with the launch of Motto by Hilton, our new urban, lifestyle micro-hotel brand."

For the three and nine months ended September 30, 2018, system-wide comparable RevPAR grew 2.0 percent and 3.3 percent, respectively, primarily driven by increased ADR. In particular, strength at Hilton's international hotels benefited results in both periods, particularly in the Europe and Asia Pacific regions. Management and franchise fee revenues increased 10 percent and 11 percent during the three and nine months ended September 30, 2018, respectively, as a result of RevPAR growth of 1.8 percent and 3.2 percent, respectively, at comparable managed and franchised hotels, increased license and other fees and the addition of new properties to Hilton's portfolio.

For the three months ended September 30, 2018, diluted EPS was $0.54 and diluted EPS, adjusted for special items, was $0.77 compared to $0.49 and $0.56, respectively, for the three months ended September 30, 2017. Net income and Adjusted EBITDA were $164 million and $557 million, respectively, for the three months ended September 30, 2018 compared to $160 million and $511 million, respectively, for the three months ended September 30, 2017.

For the nine months ended September 30, 2018, diluted EPS was $1.76 and diluted EPS, adjusted for special items, was $2.01 compared to $1.08 and $1.45, respectively, for the nine months ended September 30, 2017. Net income and Adjusted EBITDA were $544 million and $1,557 million, respectively, for the nine months ended September 30, 2018 compared to $359 million and $1,425 million, respectively, for the nine months ended September 30, 2017.

Development

In the third quarter of 2018, Hilton opened 113 new hotels totaling 16,100 rooms and achieved net unit growth of 14,800 rooms, which was a 24 percent increase from the same period in 2017. Conversions from non-Hilton brands represented more than 20 percent of the new rooms opened during the quarter.

As of September 30, 2018, Hilton's development pipeline totaled nearly 2,420 hotels consisting of more than 371,000 rooms throughout 108 countries and territories, including 38 countries and territories where Hilton does not currently have any open hotels. Additionally, 202,000 rooms in the pipeline were located outside the U.S., and 196,000 rooms, or more than half, were under construction.

During the quarter, Hilton added two notable properties to its luxury portfolio with the completed conversion of the Waldorf Astoria Las Vegas and the opening of the Waldorf Astoria Bangkok.

In October 2018, Hilton launched its newest brand, Motto by Hilton, an urban-affordable, lifestyle product featuring efficiently designed, adaptable rooms and local food and beverage offerings. The first property is expected to open next year.

Balance Sheet and Liquidity

As of September 30, 2018, Hilton had $7.7 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.40 percent. Excluding capital lease obligations and other debt of Hilton's consolidated variable interest entities, Hilton had $7.4 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.34 percent.

Total cash and cash equivalents were $700 million as of September 30, 2018, including $79 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of September 30, 2018.

During the third quarter of 2018, Hilton repurchased over 1.5 million shares of its common stock at a cost of approximately $122 million and an average price per share of $78.81. To date, Hilton has repurchased approximately 35.3 million shares of its common stock for approximately $2.5 billion at an average price per share of $70.38; the amount remaining under Hilton's previously announced stock repurchase program is approximately $688 million.

In September 2018, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $45 million, bringing year to date dividends to $137 million. In October 2018, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before December 28, 2018 to holders of record of its common stock as of the close of business on November 9, 2018.

Adoption of ASUs

The Company adopted ASU 2014-09 and ASU No. 2017-07 ("ASU 2017-07"), Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on January 1, 2018 on a full retrospective basis in the condensed consolidated financial statements. Refer to Hilton's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which is expected to be filed on or about the date of this press release, for the effect of the adoption on the Company's unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2017.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases to date and do not include the effect of potential share repurchases.

Full Year 2018

•	System-wide RevPAR is expected to increase between 3.0 percent and 3.5 percent on a comparable and currency neutral basis compared to 2017.

•	Diluted EPS, before special items, is projected to be between $2.42 and $2.47.

•	Diluted EPS, adjusted for special items, is projected to be between $2.67 and $2.72.

•	Net income is projected to be between $743 million and $757 million.

•	Adjusted EBITDA is projected to be between $2,075 million and $2,095 million, growing 9 percent to 10 percent from 2017, respectively.

•	Management and franchise fee revenue is projected to increase between 9 percent and 11 percent compared to 2017.

•	Capital expenditures and contract acquisition costs, excluding capital expenditures reimbursed by hotel owners, are expected to be between $175 million and $200 million.

•	Cash available for capital return is projected to be between $1.8 billion and $1.9 billion.

•	General and administrative expenses are projected to be between $420 million and $440 million.

•	Net unit growth is expected to be approximately 6.5 percent.

Fourth Quarter 2018

•	System-wide RevPAR is expected to increase between 2.0 percent and 3.0 percent on a comparable and currency neutral basis compared to the fourth quarter of 2017.

•	Diluted EPS, before special items, is projected to be between $0.66 and $0.71.

•	Diluted EPS, adjusted for special items, is projected to be between $0.66 and $0.71.

•	Net income is projected to be between $199 million and $213 million.

•	Adjusted EBITDA is projected to be between $518 million and $538 million.

•	Management and franchise fee revenue is projected to increase between 9 percent and 11 percent compared to the fourth quarter of 2017.

Conference Call

Hilton will host a conference call to discuss third quarter 2018 results on October 24, 2018 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at http://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/financial-reporting/quarterly-results/2018.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 1065924. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10124398.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States of America ("U.S.") and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 15 world-class brands comprising more than 5,500 properties with nearly 895,000 rooms, in 109 countries and territories. Dedicated to fulfilling its mission to be the world's most hospitable company, Hilton earned a spot on the 2018 world's best workplaces list and has welcomed more than 3 billion guests during its nearly 100 year history. Through the award-winning guest loyalty program, Hilton Honors, nearly 82 million members who book directly with Hilton have access to instant benefits including digital check-in with room selection, Digital Key and Connected Room. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedIn.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Franchise fees	$407	$358	$1,142	$995
Base and other management fees	80	84	241	246
Incentive management fees	57	53	171	159
Owned and leased hotels	373	383	1,099	1,052
Other revenues	27	21	72	78
	944	899	2,725	2,530
Other revenues from managed and franchised properties	1,309	1,192	3,893	3,533
Total revenues	2,253	2,091	6,618	6,063

Expenses
Owned and leased hotels	331	340	1,003	935
Depreciation and amortization	81	83	242	252
General and administrative	109	106	328	330
Other expenses	10	7	36	41
	531	536	1,609	1,558
Other expenses from managed and franchised properties	1,337	1,223	3,939	3,632
Total expenses	1,868	1,759	5,548	5,190

Operating income	385	332	1,070	873

Interest expense	(99)	(85)	(277)	(260)
Gain (loss) on foreign currency transactions	(6)	2	(7)	3
Loss on debt extinguishment	—	—	—	(60)
Other non-operating income, net	13	7	26	16

Income before income taxes	293	256	812	572

Income tax expense	(129)	(96)	(268)	(213)

Net income	164	160	544	359
Net income attributable to noncontrolling interests	(2)	(2)	(4)	(4)
Net income attributable to Hilton stockholders	$162	$158	$540	$355

Weighted average shares outstanding:
Basic	297	322	305	326
Diluted	300	325	307	328

Earnings per share:
Basic	$0.55	$0.49	$1.77	$1.09
Diluted	$0.54	$0.49	$1.76	$1.08

Cash dividends declared per share	$0.15	$0.15	$0.45	$0.45

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
U.S.	79.1%	(0.5)%	pts.	$149.52	1.7%	$118.34	1.0%
Americas (excluding U.S.)	76.1	0.8		126.99	3.9	96.58	5.0
Europe	82.7	1.1		151.22	5.5	125.03	6.9
Middle East & Africa	71.7	1.1		141.90	(0.3)	101.75	1.3
Asia Pacific	76.5	1.9		131.77	2.3	100.74	5.0
System-wide	78.9	(0.1)		147.29	2.1	116.29	2.0

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
U.S.	77.6%	0.6%	pts.	$149.81	1.7%	$116.30	2.5%
Americas (excluding U.S.)	72.4	1.6		129.07	4.0	93.43	6.3
Europe	77.4	2.3		150.03	3.5	116.15	6.7
Middle East & Africa	71.6	3.3		151.37	(2.5)	108.37	2.3
Asia Pacific	73.2	3.7		135.68	2.2	99.38	7.6
System-wide	76.9	1.1		148.01	1.9	113.84	3.3

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Waldorf Astoria Hotels & Resorts	67.3%	2.2%	pts.	$310.51	3.5%	$208.95	7.0%
Conrad Hotels & Resorts	75.7	1.2		248.86	5.7	188.34	7.3
Hilton Hotels & Resorts	79.2	0.5		171.09	3.0	135.57	3.6
Curio - A Collection by Hilton	73.7	(0.3)		199.37	4.6	146.96	4.2
DoubleTree by Hilton	77.9	0.3		134.40	2.3	104.68	2.7
Embassy Suites by Hilton	79.9	(1.4)		162.21	1.0	129.58	(0.7)
Hilton Garden Inn	79.4	0.4		135.52	1.2	107.66	1.6
Hampton by Hilton	78.3	(0.7)		127.04	1.1	99.45	0.2
Homewood Suites by Hilton	83.9	(0.3)		142.38	1.3	119.47	1.0
Home2 Suites by Hilton	81.3	(0.2)		120.66	1.5	98.13	1.3
System-wide	78.9	(0.1)		147.29	2.1	116.29	2.0

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Waldorf Astoria Hotels & Resorts	71.2%	1.9%	pts.	$346.63	3.6%	$246.73	6.5%
Conrad Hotels & Resorts	73.5	5.1		251.95	2.1	185.14	9.7
Hilton Hotels & Resorts	77.2	1.4		173.54	2.2	133.90	4.1
Curio - A Collection by Hilton	74.5	1.4		212.44	4.4	158.28	6.3
DoubleTree by Hilton	75.6	1.0		135.51	2.2	102.41	3.6
Embassy Suites by Hilton	79.4	(0.3)		164.05	1.3	130.31	1.0
Hilton Garden Inn	77.3	1.4		134.24	1.3	103.82	3.2
Hampton by Hilton	75.6	0.7		124.78	1.2	94.37	2.1
Homewood Suites by Hilton	82.1	1.0		141.24	1.7	115.91	2.9
Home2 Suites by Hilton	79.5	2.9		118.96	1.9	94.58	5.8
System-wide	76.9	1.1		148.01	1.9	113.84	3.3

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Management and franchise	78.8%	(0.1)%	pts.	$146.03	2.0%	$115.13	1.8%
Ownership(1)	82.8	0.9		189.70	4.4	157.16	5.4
System-wide	78.9	(0.1)		147.29	2.1	116.29	2.0

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Management and franchise	76.9%	1.1%	pts.	$146.82	1.8%	$112.87	3.2%
Ownership(1)	78.4	1.2		189.03	3.3	148.25	4.9
System-wide	76.9	1.1		148.01	1.9	113.84	3.3
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of September 30, 2018

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	1	215	13	5,844	—	—	14	6,059
Americas (excluding U.S.)	—	—	1	142	1	984	2	1,126
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	4	949	—	—	4	949
Asia Pacific	—	—	4	895	—	—	4	895
Conrad Hotels & Resorts
U.S.	—	—	4	1,289	1	319	5	1,608
Americas (excluding U.S.)	—	—	2	402	—	—	2	402
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	2	993	—	—	3	1,607
Asia Pacific	1	164	17	5,034	1	654	19	5,852
Canopy by Hilton
U.S.	—	—	—	—	4	655	4	655
Europe	—	—	—	—	1	112	1	112
Hilton Hotels & Resorts
U.S.	—	—	67	48,774	176	53,683	243	102,457
Americas (excluding U.S.)	1	405	25	9,240	17	5,661	43	15,306
Europe	53	14,424	49	15,440	39	10,757	141	40,621
Middle East & Africa	5	1,998	43	13,409	3	1,609	51	17,016
Asia Pacific	7	3,437	87	32,028	7	2,826	101	38,291
Curio - A Collection by Hilton
U.S.	—	—	4	1,981	32	6,774	36	8,755
Americas (excluding U.S.)	—	—	—	—	10	1,629	10	1,629
Europe	—	—	2	189	9	943	11	1,132
Middle East & Africa	—	—	2	255	1	356	3	611
Asia Pacific	—	—	2	448	1	50	3	498
DoubleTree by Hilton
U.S.	—	—	35	11,791	312	73,370	347	85,161
Americas (excluding U.S.)	—	—	4	809	23	4,632	27	5,441
Europe	—	—	12	3,347	88	15,192	100	18,539
Middle East & Africa	—	—	10	2,350	5	598	15	2,948
Asia Pacific	—	—	51	14,530	3	1,071	54	15,601
Tapestry Collection by Hilton
U.S.	—	—	—	—	9	1,112	9	1,112
Embassy Suites by Hilton
U.S.	—	—	42	11,110	200	45,193	242	56,303
Americas (excluding U.S.)	—	—	3	667	6	1,491	9	2,158
Hilton Garden Inn
U.S.	—	—	5	537	650	89,995	655	90,532
Americas (excluding U.S.)	—	—	11	1,526	38	5,944	49	7,470
Europe	—	—	21	3,826	45	7,386	66	11,212
Middle East & Africa	—	—	9	1,925	1	175	10	2,100
Asia Pacific	—	—	25	5,351	—	—	25	5,351
Hampton by Hilton
U.S.	—	—	46	5,640	2,133	208,679	2,179	214,319
Americas (excluding U.S.)	—	—	13	1,677	92	10,923	105	12,600
Europe	—	—	17	2,716	60	9,303	77	12,019
Middle East & Africa	—	—	1	420	—	—	1	420
Asia Pacific	—	—	—	—	50	7,879	50	7,879
Tru by Hilton
U.S.	—	—	—	—	42	3,997	42	3,997
Homewood Suites by Hilton
U.S.	—	—	21	2,261	430	49,115	451	51,376
Americas (excluding U.S.)	—	—	3	358	20	2,188	23	2,546
Home2 Suites by Hilton
U.S.	—	—	2	198	252	26,055	254	26,253
Americas (excluding U.S.)	—	—	—	—	4	423	4	423
Other	—	—	3	1,450	2	484	5	1,934
Hotels	71	21,720	670	211,854	4,768	652,217	5,509	885,791
Hilton Grand Vacations	—	—	—	—	51	8,367	51	8,367
Total	71	21,720	670	211,854	4,819	660,584	5,560	894,158
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2018	2017	$	%
Capital expenditures for property and equipment(1)	$23	$18	5	27.8
Capitalized software costs(2)	24	16	8	50.0
Total capital expenditures	47	34	13	38.2
Contract acquisition costs	44	19	25	NM(3)
Total capital expenditures and contract acquisition costs	$91	$53	38	71.7

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2018	2017	$	%
Capital expenditures for property and equipment(1)	$51	$36	15	41.7
Capitalized software costs(2)	62	45	17	37.8
Total capital expenditures	113	81	32	39.5
Contract acquisition costs	82	51	31	60.8
Total capital expenditures and contract acquisition costs	$195	$132	63	47.7
____________

(1)
Includes expenditures for hotels, corporate and other property and equipment, of which $4 million and $8 million were reimbursed by hotel owners for the three months ended September 30, 2018 and 2017, respectively, and $8 million and $13 million were reimbursed for the nine months ended September 30, 2018 and 2017, respectively.

(2)
Includes $22 million and $13 million of expenditures that were reimbursed by hotel owners for the three months ended September 30, 2018 and 2017, respectively, and $47 million and $28 million for the nine months ended September 30, 2018 and 2017, respectively.

(3)	Fluctuation in terms of percentage change is not meaningful.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income attributable to Hilton stockholders, as reported	$162	$158	$540	$355
Diluted EPS, as reported	$0.54	$0.49	$1.76	$1.08
Special items:
Net other expenses from managed and franchised properties	$28	$31	$46	$99
Asset dispositions(1)	1	3	4	12
Loss on debt extinguishment	—	—	—	60
Transaction costs(2)	—	2	—	17
Financing transactions(3)	—	—	7	5
Tax-related adjustments(4)	52	—	41	—
Other adjustments(5)	(6)	—	(12)	—
Total special items before tax	75	36	86	193
Income tax expense on special items	(5)	(13)	(9)	(73)
Total special items after tax	$70	$23	$77	$120

Net income, adjusted for special items	$232	$181	$617	$475
Diluted EPS, adjusted for special items	$0.77	$0.56	$2.01	$1.45
____________

(1)	Includes severance costs related to the 2015 sale of the Waldorf Astoria New York that were recognized in general and administrative expenses.

(2)	Includes expenses related to the January 2017 spin-offs of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (the "spin-offs") that were recognized in general and administrative expenses.

(3)	Includes expenses incurred in connection with the April 2018 and March 2017 refinancings of the senior secured term loan facility that were recognized in other non-operating income, net.

(4)
Includes adjustments to the provisional amount recognized in relation to the Tax Cuts and Jobs Act enacted in December 2017, as well as deferred tax expense recognized in connection with a distribution of stock out of one of Hilton's controlled foreign corporations, none of which had an effect on cash paid for taxes in the period.

(5)
Includes a gain on the early repayment of a loan we issued that financed the construction of a hotel that Hilton manages and, for the nine months ended September 30, 2018, also includes a gain on the refinancing of that loan.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$164	$160	$544	$359
Interest expense	99	85	277	260
Income tax expense	129	96	268	213
Depreciation and amortization	81	83	242	252
EBITDA	473	424	1,331	1,084
Loss (gain) on foreign currency transactions	6	(2)	7	(3)
Loss on debt extinguishment	—	—	—	60
FF&E replacement reserves	12	16	39	37
Share-based compensation expense	35	32	103	91
Amortization of contract acquisition costs	6	4	20	12
Net other expenses from managed and franchised properties	28	31	46	99
Other adjustment items(1)	(3)	6	11	45
Adjusted EBITDA	$557	$511	$1,557	$1,425
____________

(1)	Includes adjustments for severance and other items and, for the three and nine months ended September 30, 2017, also includes transaction costs.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Total revenues, as reported	$2,253	$2,091	$6,618	$6,063
Add: amortization of contract acquisition costs	6	4	20	12
Less: other revenues from managed and franchised properties	(1,309)	(1,192)	(3,893)	(3,533)
Total revenues, as adjusted	$950	$903	$2,745	$2,542

Adjusted EBITDA	$557	$511	$1,557	$1,425

Adjusted EBITDA margin	58.6%	56.6%	56.7%	56.1%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	September 30,	December 31,
	2018	2017
Long-term debt, including current maturities	$7,574	$6,602
Add: unamortized deferred financing costs and discount	86	81
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	7,660	6,683
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	15	13
Less: cash and cash equivalents	(621)	(570)
Less: restricted cash and cash equivalents	(79)	(100)
Net debt	$6,975	$6,026

	Nine Months Ended		Year Ended	TTM(1)
	September 30,		December 31,	September 30,
	2018	2017	2017	2018
Net income	$544	$359	$1,089	$1,274
Interest expense	277	260	351	368
Income tax expense (benefit)	268	213	(336)	(281)
Depreciation and amortization	242	252	336	326
EBITDA	1,331	1,084	1,440	1,687
Loss (gain) on foreign currency transactions	7	(3)	(3)	7
Loss on debt extinguishment	—	60	60	—
FF&E replacement reserves	39	37	55	57
Share-based compensation expense	103	91	121	133
Amortization of contract acquisition costs	20	12	17	25
Net other expenses from managed and franchised properties	46	99	172	119
Other adjustment items(2)	11	45	47	13
Adjusted EBITDA	$1,557	$1,425	$1,909	$2,041

Net debt				$6,975

Net debt to Adjusted EBITDA ratio				3.4
____________

(1)	Trailing twelve months ("TTM") September 30, 2018 is calculated as the nine months ended September 30, 2018 plus the year ended December 31, 2017 less the nine months ended September 30, 2017.

(2)	Includes adjustments for severance and other items and, for the nine months ended September 30, 2017 and year ended December 31, 2017, also includes transaction costs.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2018
(unaudited, in millions, except per share data)

	Three Months Ending
	December 31, 2018
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$198	$212
Diluted EPS, before special items(1)	$0.66	$0.71

Net income, adjusted for special items	$198	$212
Diluted EPS, adjusted for special items(1)	$0.66	$0.71

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$738	$752
Diluted EPS, before special items(1)	$2.42	$2.47
Special items(2):
Net other expenses from managed and franchised properties	$46	$46
Asset dispositions	4	4
Financing transactions	7	7
Tax-related adjustments	41	41
Other adjustments	(12)	(12)
Total special items before tax	86	86
Income tax expense on special items	(9)	(9)
Total special items after tax	$77	$77

Net income, adjusted for special items	$815	$829
Diluted EPS, adjusted for special items(1)	$2.67	$2.72
____________

(1)	Does not include the effect of potential share repurchases.

(2)	See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2018
(unaudited, in millions)

	Three Months Ending
	December 31, 2018
	Low Case	High Case
Net income	$199	$213
Interest expense	101	101
Income tax expense	80	86
Depreciation and amortization	82	82
EBITDA	462	482
FF&E replacement reserves	14	14
Share-based compensation expense	27	27
Amortization of contract acquisition costs	7	7
Other adjustment items(1)	8	8
Adjusted EBITDA	$518	$538

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income	$743	$757
Interest expense	378	378
Income tax expense	348	354
Depreciation and amortization	324	324
EBITDA	1,793	1,813
Loss on foreign currency transactions	7	7
FF&E replacement reserves	53	53
Share-based compensation expense	130	130
Amortization of contract acquisition costs	27	27
Net other expenses from managed and franchised properties	46	46
Other adjustment items(1)	19	19
Adjusted EBITDA	$2,075	$2,095
____________

(1)	Includes adjustments for severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the TTM period ended September 30, 2018, which is calculated as the nine months ended September 30, 2018 plus the year ended December 31, 2017 less the nine months ended September 30, 2017. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.
Net Income and EPS, Adjusted for Special Items

Net income, adjusted for special items, and EPS, adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income, adjusted for special items, and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income, adjusted for special items, and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.

During the first quarter of 2018, the Company modified the definition of Adjusted EBITDA to exclude the amortization of contract acquisition costs and the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties. Management believes that excluding these items is useful for the reasons set forth below and has applied the modified definition of Adjusted EBITDA to all periods for which Adjusted EBITDA is presented in this release.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, as adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective agreements; and (iv) other items that are not core to the Company's operations and are not reflective of the Company's performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount; and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by: (a) cash and cash equivalents; and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported, excluding the hotels distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 5,509 hotels in the Company's system as of September 30, 2018, 4,257 hotels were classified as comparable hotels. The 1,252 non-comparable hotels included 203 hotels, or approximately four percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate pricing levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and nine months ended September 30, 2018 and 2017 use the exchange rates for the three and nine months ended September 30, 2018.